UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)
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TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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This Schedule 14A filing consists of the following communication (the “Communication”) from Tilray, Inc., a Delaware corporation (“Tilray”) to its stockholders, relating to Tilray’s Special Meeting of Stockholders to be held on July 29, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

Dear Fellow Stockholders,

We Have Substantial Growth Opportunities Ahead and We Need Your Support: To implement the next phase of our strategy, we have a number of important matters to address at the upcoming Special Meeting of Stockholders that will be critical to driving our business forward and help us turn potential into performance and profitable growth.

1.	Authorized Shares Proposal – Help Tilray Grow:

This proposal would increase the number of authorized shares of capital stock, enabling us to move quickly to seize the highly attractive acquisition and financing opportunities we see ahead. By approving this proposal, you will be enabling Tilray to accelerate its growth and realize its potential. Please note that approval does not mean that the authorized shares will be issued, only that they are available if needed so the Company can move swiftly to seize value creation opportunities as they arise.

2.	Governance Proposals - Expand Your Rights:

Following the combination of Tilray and Aphria, our Board undertook a comprehensive review of our corporate governance, taking into consideration the views held by the investment community on important matters of governance. As a result, the Board is proposing to expand the rights of our stockholders.

These proposals are critical to our growth strategy, so please vote today. You do not need to join us at the Special Meeting to cast your vote. You can vote online in just a few minutes. Your support is extremely important, no matter how many or how few shares you own.

The virtual Special Meeting of Tilray’s Stockholders will be held on Thursday, July 29th, 2021 at 11:00 a.m., Eastern Time, conducted via live audio webcast. You will be able to attend if you wish by visiting https://www. virtualshareholdermeeting.com/TRLY2021SM2.

In any event, please submit the enclosed proxy to have your shares voted promptly, whether or not you plan to attend the Special Meeting. You may submit your proxy online, as well as by telephone or by mail. Please review the instructions on the proxy or voting instruction form regarding each of these voting options.

If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (833) 497-7395 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

Thank you for your interest and investment in Tilray, Inc. Sincerely,

Irwin D. Simon, Chairman and Chief Executive Officer, Tilray, Inc.